200 Connell Drive

Berkeley Heights, NJ 07922

Genta Announces Pending Transfer of its Common Stock to the Over-the-Counter Bulletin Board

BERKELEY HEIGHTS, NJ – May 6, 2008 – Genta Incorporated (Nasdaq: GNTA) announced today that the Company has received notification from the NASDAQ Listing Qualifications Panel that the Company had failed to demonstrate its ability to sustain compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Markets. The Panel has also determined that de-listing from The NASDAQ Capital Markets will occur at the market open effective Tuesday May 6, 2008.

In view of this event, the Company intends to move the trading of its common stock from The NASDAQ Capital Markets to the Over-the-Counter Bulletin Board (OTCBB) maintained by FINRA (formerly, the NASD). The Company has been advised that a “market maker” has filed the requisite Form 211 application to quote the Company’s securities on the OTCBB with the Financial Industry Regulatory Authority (FINRA). The Company is not aware of any deficiencies in that application, and it is the Company’s expectation that FINRA will promptly clear the market maker’s application, and that the Company’s securities will be eligible for trading on the OTCBB.

The Company plans to make a further announcement on the timing of the transfer to the OTCBB following formal receipt of the FINRA clearance notice. If cleared, quotations for the Company’s common stock on the OTCBB will continue under the symbol GNTA. Until such formal notice is received, the Company’s common stock will be traded under the symbol GNTA.PK.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. Two major programs anchor the Company’s research platform: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its DNA/RNA Medicines program. Genta is currently recruiting patients to the AGENDA Trial, a global Phase 3 trial of Genasense in patients with advanced melanoma. The leading drug in Genta’s Small Molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. The Company has developed G4544, an oral formulation of the active ingredient in Ganite, that has recently entered clinical trials as a potential treatment for diseases associated with accelerated bone loss. The Company is also developing tesetaxel, a novel, orally absorbed, semi-synthetic taxane that is in the same class of drug as paclitaxel and docetaxel. Ganite and Genasense are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

About the OTCBB

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at www.otcbb.com.

SAFE HARBOR

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company’s Annual Report on Form 10-K for 2007 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:

Genta Investor Relations

info@genta.com